Exhibit 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                            OF AMEN PROPERTIES, INC.
                           PURSUANT TO 18 USC ss.1350
                           --------------------------

In connection with the annual report of AMEN Properties, Inc. (the "Company") on Form 10-Q for the period ended September 30, 2008 as filed with the Securities and Exchange Commission (the "Report"), I, Jon Morgan, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.




                                             /s/ Jon Morgan
                                             -----------------------------------
                                             Jon Morgan, Chief Executive Officer


Date: November 14, 2008

                                       42